Registration No. 333-___________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

JOHNSON CONTROLS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation or organization)	39-0380010 (I.R.S. Employer Identification No.)

5757 N. Green Bay Avenue Milwaukee, Wisconsin (Address of principal executive offices)	53209 (Zip Code)
Johnson Controls Savings and Investment (401k) Plan
Johnson Controls Automotive Experience Production Employees
Savings and Investment (401k) Plan
Johnson Controls Building Efficiency Retirement Savings Plan/
Account Level Employees
Johnson Controls Federal Systems, Inc. Retirement Savings Plan
Avanzar Interior Technologies, Ltd. Savings and Investment (401k) Plan
Bridgewater, LLC Savings and Investment (401k) Plan
(Full title of the plans)

Jerome D. Okarma
Vice President, Secretary and General Counsel
Johnson Controls, Inc.
5757 N. Green Bay Avenue
Milwaukee, Wisconsin 53209
(414) 524-1200
(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of	Amount	Proposed Maximum	Proposed Maximum
Securities to be	to be	Offering Price	Aggregate Offering	Amount of
Registered	Registered	Per Share	Price	Registration Fee
Common Stock, $0.01 7/18 par value	20,000.000 shares	$41.83 (1)	$836,600,000 (1)	$97,130

(1)	Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for Johnson Controls, Inc. Common Stock on the New York Stock Exchange, Inc. on March 30, 2011.

          In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
          The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this Form S-8 Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
          The following documents filed with the Commission by Johnson Controls, Inc. (the “Company”) or by Johnson Controls Savings and Investment (401k) Plan, Johnson Controls Automotive Experience Production Employees Savings and Investment (401k) Plan, Johnson Controls Building Efficiency Retirement Savings Plan/Account Level Employees, Avanzar Interior Technologies, Ltd. Savings and Investment (401k) Plan, Johnson Controls Federal Systems, Inc. Retirement Savings Plan and Bridgewater, LLC Savings and Investment (401k) Plan (the “Plans”) are hereby incorporated herein by reference:
          1. Each of the Plans’ Annual Report on Form 11-K for the year ended December 31, 2009, which includes certified financial statements for such Plan as of and for the year ended December 31, 2009.
          2. The Company’s Annual Report on Form 10-K for its fiscal year ended September 30, 2010, which includes certified financial statements of the Company as of and for the fiscal year ended September 30, 2010.
          3. The Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2010.
          4. The Company’s Current Reports on Form 8-K dated January 26, 2011, February 1, 2011, February 4, 2011, February 17, 2011 and March 28, 2011.
          5. The description of the Company’s Common Stock contained in Item 1 of the Company’s Registration Statement on Form 8-A dated April 23, 1965, as superseded by the description contained in the Company’s definitive proxy/registration statement (Form S-14 Registration No. 2-62382) incorporated by reference as Exhibit 1 to the Company’s Current Report on Form 8-K, dated October 23, 1978, and in the Company’s Registration Statement on Form S-14, dated April 18, 1985 (Registration No. 2-97136), and any amendments or reports filed for the purpose of updating such description.

          All documents subsequently filed by the Company or the Plans pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.	Description of Securities.
          Not applicable.

Item 5.	Interests of Named Experts and Counsel.
          None.

Item 6.	Indemnification of Directors and Officers.
          Article VI of the Company’s Restated Articles of Incorporation provides that the Company shall indemnify any person who was or is a party, or threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person, if (i) such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and (ii) with respect to any criminal action or proceeding, such person had no reasonable cause to believe such person’s conduct was unlawful. Expenses, including attorneys’ fees, incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding, as authorized by the Company’s board of directors in the specific case, upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that the person is entitled to indemnification.
          Pursuant to the Wisconsin Business Corporation Law, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in the defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his or her duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. The Wisconsin Business Corporation Law specifically states that it is the policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.
          The indemnification provided by the Company’s Restated Articles of Incorporation and the Wisconsin Business Corporation Law is not exclusive of any other rights to which a director or officer of the Company may be entitled. The Company has entered into indemnification agreements with its directors and officers providing them with the indemnification permitted by Wisconsin law, and has purchased insurance as permitted by Wisconsin law on behalf of directors and officers, which may cover liabilities under the Securities Act of 1933, as amended.

Item 7.	Exemption from Registration Claimed.
          Not applicable.

Item 8.	Exhibits.
          The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index.
          The undersigned Registrant hereby undertakes that it has submitted the Plans, and any amendments thereto, to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to continue the qualification of the Plans under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9.	Undertakings.
          (a) The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof)

which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, as of April 6, 2011.

JOHNSON CONTROLS, INC.
By:	/s/ Stephen A. Roell
Stephen A. Roell
Chairman and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below as of April 6, 2011, by the following persons in the capacities indicated. Each person whose signature appears below constitutes and appoints R. Bruce McDonald and Jerome D. Okarma, and each of them individually, his or her attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Stephen A. Roell Stephen A. Roell	Chairman, Chief Executive Officer and Director (principal executive officer)

/s/ R. Bruce McDonald R. Bruce McDonald	Executive Vice President and Chief Financial Officer (principal financial officer)

/s/ Brian J. Stief Brian J. Stief	Vice President and Corporate Controller (principal accounting officer)

/s/ Dennis W. Archer Dennis W. Archer	Director

/s/ David P. Abney David P. Abney	Director

/s/ Robert L. Barnett Robert L. Barnett	Director

/s/ Natalie A. Black Natalie A. Black	Director

/s/ Robert A. Cornog Robert A. Cornog	Director

/s/ Richard Goodman Richard Goodman	Director

/s/ Jeffrey A. Joerres Jeffrey A. Joerres	Director

/s/ William H. Lacy William H. Lacy	Director

/s/ Eugenio Clariond Reyes-Retana Eugenio Clariond Reyes-Retana	Director

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Johnson Controls Employee Benefits Policy Committee, which administers the Johnson Controls Savings and Investment (401k) Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, and the State of Wisconsin, on this 6th day of April, 2011.

JOHNSON CONTROLS SAVINGS AND INVESTMENT (401K) PLAN
By:	/s/ Susan F. Davis
Susan F. Davis

By:	/s/ Jerome D. Okarma
Jerome D. Okarma

By:	/s/ R. Bruce McDonald
R. Bruce McDonald
The foregoing persons are all members of the Johnson Controls Employee Benefits Policy Committee, which is the administrator of the Johnson Controls Savings and Investment (401k) Plan.

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Johnson Controls Employee Benefits Policy Committee, which administers the Johnson Controls Automotive Experience Production Employees Savings and Investment (401k) Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, and the State of Wisconsin, on this 6th day of April, 2011.

JOHNSON CONTROLS AUTOMOTIVE EXPERIENCE PRODUCTION EMPLOYEES SAVINGS AND INVESTMENT (401K) PLAN
By:	/s/ Susan F. Davis
Susan F. Davis

By:	/s/ Jerome D. Okarma
Jerome D. Okarma

By:	/s/ R. Bruce McDonald
R. Bruce McDonald
The foregoing persons are all members of the Johnson Controls Employee Benefits Policy Committee, which is the administrator of the Johnson Controls Automotive Experience Production Employees Savings and Investment (401k) Plan.

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Johnson Controls Employee Benefits Policy Committee, which administers the Johnson Controls Building Efficiency Retirement Savings Plan/Account Level Employees, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, and the State of Wisconsin, on this 6th day of April, 2011.

JOHNSON CONTROLS BUILDING EFFICIENCY RETIREMENT SAVINGS PLAN/ ACCOUNT LEVEL EMPLOYEES
By:	/s/ Susan F. Davis
Susan F. Davis

By:	/s/ Jerome D. Okarma
Jerome D. Okarma

By:	/s/ R. Bruce McDonald
R. Bruce McDonald
The foregoing persons are all members of the Johnson Controls Employee Benefits Policy Committee, which is the administrator of the Johnson Controls Building Efficiency Retirement Savings Plan/Account Level Employees.

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Johnson Controls Employee Benefits Policy Committee, which administers the Johnson Controls Federal Systems, Inc. Retirement Savings Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, and the State of Wisconsin, on this 6th day of April, 2011.

JOHNSON CONTROLS FEDERAL SYSTEMS, INC. RETIREMENT SAVINGS PLAN
By:	/s/ Susan F. Davis
Susan F. Davis

By:	/s/ Jerome D. Okarma
Jerome D. Okarma

By:	/s/ R. Bruce McDonald
R. Bruce McDonald
The foregoing persons are all members of the Johnson Controls Employee Benefits Policy Committee, which is the administrator of the Johnson Controls Federal Systems, Inc. Retirement Savings Plan.

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Johnson Controls Employee Benefits Policy Committee, which administers the Avanzar Interior Technologies, Ltd. Savings and Investment (401k) Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, and the State of Wisconsin, on this 6th day of April, 2011.

AVANZAR INTERIOR TECHNOLOGIES, LTD. SAVINGS AND INVESTMENT (401K) PLAN
By:	/s/ Susan F. Davis
Susan F. Davis

By:	/s/ Jerome D. Okarma
Jerome D. Okarma

By:	/s/ R. Bruce McDonald
R. Bruce McDonald
The foregoing persons are all members of the Johnson Controls Employee Benefits Policy Committee, which is the administrator of the Avanzar Interior Technologies, Ltd. Savings and Investment (401k) Plan.

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Johnson Controls Employee Benefits Policy Committee, which administers the Bridgewater, LLC Savings and Investment (401k) Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, and the State of Wisconsin, on this 6th day of April, 2011.

BRIDGEWATER, LLC SAVINGS AND INVESTMENT (401K) PLAN
By:	/s/ Susan F. Davis
Susan F. Davis

By:	/s/ Jerome D. Okarma
Jerome D. Okarma

By:	/s/ R. Bruce McDonald
R. Bruce McDonald
The foregoing persons are all members of the Johnson Controls Employee Benefits Policy Committee, which is the administrator of the Bridgewater, LLC Savings and Investment (401k) Plan.

EXHIBIT INDEX

Exhibit No.	Exhibit

(23.1)	Consent of PricewaterhouseCoopers LLP.

(23.2)	Consent of Coleman & Williams, Ltd.

(24)	Powers of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement).